Exhibit 99.1

For Immediate Release

Danka Reports Fourth Quarter and Year End Operating Results

- Chief Financial Officer Mark Wolfinger to Retire Effective June 30, 2005 -

ST. PETERSBURG, FLORIDA (June 10, 2005) – Danka Business Systems PLC (NASDAQ: DANKY) today reported fourth quarter revenue of $300.2 million and an operating loss of $48.7 million excluding restructuring and goodwill impairment charges. For the full year, Danka reported revenue of $1.233 billion and an operating loss of $41.6 million excluding restructuring and goodwill impairment charges. The results include an increase to its U.S. trade receivables allowance for doubtful accounts of $17.8 million in the fourth quarter. Including the previously announced goodwill impairment charges of $70.9 million and restructuring charge of $12.7 million, the Company reported a total operating loss of $132.3 million for the fourth quarter and $122.6 million for the full year.

“I was disappointed by our fourth quarter results, including some of the significant one-time, non-cash charges we had to take in the quarter,” commented Danka Chief Executive Officer Todd Mavis. “I was encouraged by the progress we made during the quarter in executing on several elements of our ongoing Vision 21 program, including reducing worldwide headcount, facility closures and other initiatives which, when completed, are expected to reduce expenses by $60-$73 million annually when fully realized. We improved aspects of our working capital position in the quarter, including decreases in inventories of 19%, a two day improvement in Days Sales Outstanding and positive cash generation. We also put into place the foundation to create broader and more profitable relationships with our best customers, upgraded and added to our sales forces in the U.S. and U.K., and enhanced our products and services matrix in support of our high-value Managed Print Services solution. Overall, the fourth quarter capped a very difficult year for Danka,” continued Mavis. “In fiscal year 2006, we must move quickly to capitalize on our market opportunities, continue refining our product offerings, ensure a cost structure that works for our business and achieve consistency in our execution.”

For the fourth quarter:

•	Total revenue was $300.2 million, 13% lower than the year-ago quarter. The revenue decrease was largely driven by a 17% year over year decline in retail service revenue, mostly in the Americas Group. Contributing to the revenue decline was an $8.5 million service revenue and supplies adjustment, a $2.7 million retail equipment adjustment (both included in the $17.8 million trade receivables allowance for doubtful accounts adjustments) and a significant decline in revenue from our analog machine base.

•	Consolidated gross margins were 27.6% of revenue, compared to 35.0% in the year-ago quarter. Margins were primarily impacted by several key factors: the $8.5 million service and supplies revenue adjustment, the reduction in service revenues related to the analog machine base, softer than expected retail equipment margins in the Americas segment, the write down of rental equipment and parts inventories and lower manufacturer purchase incentives.

•	SG&A expenses were $133.1 million, compared to $118.9 million in the year-ago quarter. The year over year increase was largely driven by $9.2 million in external expenses for Sarbanes-Oxley compliance, a $6.6 million bad debt adjustment related to the U.S. trade receivables allowance for doubtful accounts, $2.2 million for consulting services related to the cost restructuring initiative and a $2.1 million year on year increase due to currency exchange.

•	The operating loss was $48.7 million, excluding the $70.9 million goodwill impairment charge (related to the Company’s Europe/Australia Group) and the $12.7 million cost restructuring charge. In the year-ago quarter, the Company reported an operating loss of $29.9 million, which included a $30.5 million restructuring charge.

•	Free cash flow (net cash provided by operating activities less capital expenditures) was $8.8 million, compared to a negative $18.6 million in the third quarter. Reasons for the sequential improvement include a $22.0 million reduction in inventories and a two day decrease in Days Sales Outstanding. Capital expenditures were $8.5 million, compared to $5.9 million in the third quarter, primarily due to investments in rental equipment.

•	For the full year ended March 31, 2005, total revenue was $1.233 billion, compared to $1.331 billion in the prior year, and gross margins were 34.7%, compared to 36.3% a year ago. SG&A of $468.4 million was essentially flat with the prior year. The Company recorded an operating loss of $41.6 million for the year, excluding goodwill and restructuring charges, compared to an operating profit of $15.5 million excluding restructuring charges in the prior year.

Danka intends to timely file its Form 10-K filing for fiscal 2005. As required by Section 404 of the Sarbanes-Oxley Act, the Company will be disclosing that it has material weaknesses in internal controls relating to its information technology general controls, revenue and billing processes, inventory and rental assets custody and tracking processes, its financial statement close process its and income tax process.

“We conducted an exhaustive management assessment of internal controls as required by Sarbanes-Oxley,” said Mavis. “This assessment has identified several areas in which the Company’s processes require improvement. The Company implemented important improvements within fiscal 2005 and will continue aggressive remediation activities throughout fiscal 2006.”

The Company also announced that Chief Financial Officer, Mark Wolfinger, will retire from the Company effective at the end of June. Mr. Wolfinger has been the company’s CFO since 1998 and has played an integral role in guiding the company through a series of financial transactions and restructuring. “We thank Mark deeply for his many significant contributions to Danka and wish him the best in his retirement,” said Mavis.

Conference Call and Webcast

A conference call and Webcast to discuss Danka’s third-quarter results has been scheduled for today (Friday, June 10) at 10:00 a.m. EST. To access the Webcast, please go to www.danka.com. To participate in the conference call, callers in the United States and Canada (and some United Kingdom callers) can dial 800-309-1555; other international callers should dial 706-643-7754. No conference number is needed. A recording of the call will be available from approximately two hours after it’s completed through 5:00 p.m. EST on Friday, June 17. To access this recording, please call either 800-642-1687 or 706-645-9291, or visit Danka’s Web site.

About Danka

Danka delivers value to clients worldwide by using its expert technical and professional services to implement effective document information solutions. As one of the largest independent providers of enterprise imaging systems and services, the company enables choice, convenience, and continuity. Danka’s vision is to empower customers to benefit fully from the convergence of image and document technologies in a connected environment. This approach will strengthen the company’s client relationships and expand its strategic value. For more information, visit Danka at www.danka.com.

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Contacts:	Danka Investor Relations – Donald W. Thurman, 770-280-3990
Danka London – Paul G. Dumond, 44-207-605-0154

Certain statements contained herein, or otherwise made by our officers, including statements related to our future performance and our outlook for our businesses and respective markets, projections, statements of our plans or objectives, forecasts of market trends and other matters, are forward-looking statements, and contain information relating to us that is based on our beliefs as well as assumptions made by, and information currently available to us. The words “goal”, “anticipate”, “expect”, “believe”, “could”, “should”, “intend” and similar expressions as they relate to us are intended to identify forward-looking statements, although not all forward looking statements contain such identifying words. No assurance can be given that the results in any forward-looking statement will be achieved. For the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements provided for in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such actual results to differ materially from those reflected in any forward-looking statements include, but are not limited to, the following: (i) any inability to successfully implement our strategy; (ii) any inability to successfully implement our cost restructuring plan to achieve and maintain cost savings; (iii) any material adverse change in financial markets, the economy or in our financial position; (iv) increased competition in our industry and the discounting of products by our competitors; (v) new competition as the result of evolving technology; (vi) any inability by us to procure, or any inability by us to continue to gain access to and successfully distribute new products, including digital products, color products, multi-function products and high-volume copiers, or to continue to bring current products to the marketplace at competitive costs and prices; (vii) any inability to arrange financing for our customers’ purchases of equipment from us; (viii) any inability to successfully enhance, unify and effectively utilize our management information systems; (ix) any inability to record and process key data due to ineffective implementation of business processes and policies; (x) any negative impact from the loss of a key vendor or customer; (xi) any negative impact from the loss of any of our senior or key management personnel; (xii) any change in economic conditions in domestic or international markets where we operate or have material investments which may affect demand for our products or services; (xiii) any negative impact from the international scope of our operations; (xiv) fluctuations in foreign currencies; (xv) any incurrence of tax liabilities or tax payments beyond our current expectations, which could adversely affect our liquidity; (xvi) any inability to comply with the financial or other covenants in our debt instruments; (xvii) any delayed or lost sales and other impacts related to the commercial and economic disruption caused by terrorist attacks, the related war on terrorism, and the fear of additional terrorist attacks; and (xviii) other risks including those risks identified in any of our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our analysis only as of the date they are made. Except as required by applicable law, we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances that arise after the date they are made. Furthermore, as a matter of policy, we do not generally make any specific projections as to future earnings, nor do we endorse any projections regarding future performance, which may be made by others outside our company.

United Kingdom Companies Act: The financial information contained in this announcement for the quarter and year ended December 31, 2004 is unaudited and does not constitute full statutory accounts within the meaning of Section 240 of the United Kingdom Companies Act 1985.

This press release contains information regarding adjusted operating earnings (loss) that is computed as operating earnings before restructuring charges, free cash flow that is computed as net cash provided by (used in) operating activities less capital expenditures plus proceeds from the sale of property and equipment and net debt that is computed as current maturities of long-term debt and notes payable plus long-term debt and notes payable less cash and cash equivalents. These measures are non-GAAP financial measures, defined as numerical measures of our financial performance that exclude or include amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP in our statement of operations, balance sheet or statement of cash flows. Pursuant to the requirements of Regulation G, we have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Although adjusted operating earnings (loss), free cash flow and net debt represent non-GAAP financial measures, we consider these measures to be key operating metrics of our business. We use these measures in our planning and budgeting processes, to monitor and evaluate our financial and operating results and to measure performance of our separate divisions. We also believe that adjusted operating earnings (loss), free cash flow and net debt are useful to investors because they provide an analysis of financial and operating results using the same measures that we use in evaluating the company. We expect that such measures provide investors with the means to evaluate our financial and operating results against other companies within our industry. We believe that these measures are meaningful to investors in evaluating our ability to meet our future debt service requirements and to fund our capital expenditures and working capital requirements. Our calculation of adjusted operating earnings (loss), free cash flow and net debt may not be consistent with the calculation of these measures by other companies in our industry. Adjusted operating earnings (loss), free cash flow and net debt are not measurements of financial performance under GAAP and should not be considered as an alternative to net earnings (loss) as an indicator of our operating performance or cash flows from operating activities as a measure of liquidity or any other measures of performance derived in accordance with GAAP.

Danka is a registered trademark and Danka @ the Desktop and TechSource are trademarks of Danka Business Systems PLC. All other trademarks are the property of their respective owners.

Danka Business Systems PLC

Consolidated Statements of Operations for the Three Months Ended March 31, 2005 and 2004

(In thousands, except per American Depository Share (“ADS”) amounts)

(Unaudited)

	For the Three Months Ended
	March 31, 2005	March 31, 2004
Revenue:
Retail equipment and related sales	$115,680	$125,292
Retail service	133,623	160,802
Retail supplies and rentals	26,166	30,439
Wholesale	24,761	26,962

Total revenue	300,230	343,495

Cost of sales:
Retail equipment sales costs	83,446	82,652
Retail service costs	95,448	97,775
Retail supplies and rental costs	18,340	21,521
Wholesale costs	20,246	21,409

Total cost of sales	217,480	223,357

Gross Profit	82,750	120,138
Operating expenses:
Selling, general and administrative expenses	133,091	118,903
Restructuring charges	12,679	30,548
Impairment charges	70,854	—
Other expense (income)	(1,616)	583

Total operating expenses	215,008	150,034

Operating earnings (loss)	(132,258)	(29,895)
Interest expense	(8,675)	(8,159)
Interest income	194	274

Earnings (loss) before income taxes	(140,739)	(37,782)
Provision (benefit) for income taxes	(4,626)	58,582

Net earnings (loss)	$(136,113)	$(96,364)

Calculation of net earnings (loss) per ADS
Net earnings (loss)	$(136,113)	$(96,364)
Dividends and accretion on participating shares	(5,190)	(4,883)

Loss available to common shareholders	$(141,303)	$(101,247)

Basic and diluted net earnings (loss) available to common shareholders per ADS:
Net earnings (loss) per ADS	$(2.22)	$(1.62)

Weighted average ADSs	63,519	62,658

Danka Business Systems PLC

Consolidated Statements of Operations for the Twelve Months Ended March 31, 2005 and 2004

(In thousands, except per American Depository Share (“ADS”) amounts)

(Unaudited)

	For the Twelve Months Ended
	March 31, 2005	March 31, 2004
Revenue:
Retail equipment and related sales	$441,789	$467,900
Retail service	588,784	638,519
Retail supplies and rentals	107,638	127,615
Wholesale	94,781	97,290

Total revenue	1,232,992	1,331,324

Cost of sales:
Retail equipment sales costs	295,359	308,912
Retail service costs	365,585	382,119
Retail supplies and rental costs	66,633	79,143
Wholesale costs	78,123	78,241

Total cost of sales	805,700	848,415

Gross Profit	427,292	482,909
Operating expenses:
Selling, general and administrative expenses	468,413	465,225
Restructuring charges	10,220	50,000
Impairment charges	70,854	—
Other expense (income)	432	2,234

Total operating expenses	549,919	517,459

Operating earnings (loss)	(122,627)	(34,550)
Interest expense	(31,938)	(33,912)
Interest income	1,008	1,252
Write-off of debt issuance costs	—	(20,563)

Earnings (loss) before income taxes	(153,557)	(87,773)
Provision (benefit) for income taxes	(20,481)	43,587

Net earnings (loss)	$(133,076)	$(131,360)

Calculation of net earnings (loss) per ADS
Net earnings (loss)	$(133,076)	$(131,360)
Dividends and accretion on participating shares	(20,298)	(19,099)

Loss available to common shareholders	$(153,374)	$(150,459)

Basic and diluted net earnings (loss) available to common shareholders per ADS:
Net earnings (loss) per ADS	$(2.43)	$(2.41)

Weighted average ADSs	63,081	62,545

Danka Business Systems PLC

Consolidated Balance Sheets as of March 31, 2005 and 2004

(In Thousands)

	March 31, 2005	March 31, 2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$98,116	$112,790
Accounts receivable, net	228,504	246,996
Inventories	96,675	93,295
Prepaid expenses, deferred income taxes and other current assets	15,474	16,862

Total current assets	438,769	469,943
Equipment on operating leases, net	23,443	29,478
Property and equipment, net	50,654	65,888
Goodwill, net	216,482	282,430
Other intangible assets, net	2,476	2,340
Deferred income taxes	8,946	7,688
Other assets	28,256	25,801

Total assets	$769,026	$883,568

Liabilities and shareholders’ equity (deficit)
Current liabilities:
Current maturities of long-term debt and notes payable	$2,396	$3,212
Accounts payable	173,112	135,460
Accrued expenses and other current liabilities	127,299	128,963
Taxes payable	37,479	47,200
Deferred revenue	40,165	45,090

Total current liabilities	380,451	359,925
Long-term debt and notes payable, less current maturities	239,406	240,761
Deferred income taxes and other long-term liabilities	65,949	68,029

Total liabilities	685,806	668,715

6.5% senior convertible participating shares	299,907	279,608
Shareholders’ equity (deficit):
Ordinary shares, 1.25 pence stated value	5,277	5,194
Additional paid-in capital	329,152	328,070
Accumulated deficit	(495,960)	(342,586)
Accumulated other comprehensive loss	(55,156)	(55,433)

Total shareholders’ equity (deficit)	(216,687)	(64,755)

Total liabilities and shareholders’ equity (deficit)	$769,026	$883,568

Danka Business Systems PLC

Consolidated Statements of Cash Flows for the Twelve Months ended March 31, 2005 and 2004

(In Thousands)

(Unaudited)

	March 31, 2005	March 31, 2004
Operating activities:
Net earnings (loss)	$(133,076)	$(131,360)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	42,249	55,505
Deferred income taxes	(306)	35,867
Amortization of debt issuance costs	2,080	5,601
Write-off of debt issuance costs	—	20,563
(Gain) loss on sale of property and equipment and equipment on operating leases	1,467	4,632
Proceeds from sale of equipment on operating leases	3,582	—
Restructuring (credits) charges	10,220	50,000
Impairment charges	70,854
Changes in net assets and liabilities:
Accounts receivable, net	19,039	10,671
Inventories	(3,115)	18,222
Prepaid expenses and other current assets	1,407	7,494
Other non-current assets	(7,500)	(3,756)
Accounts payable	37,237	(6,958)
Accrued expenses and other current liabilities	(21,807)	(12,932)
Deferred revenue	(5,017)	4,462
Other long-term liabilities	(7,175)	9,469

Net cash (used in) provided by operating activities	10,139	67,480

Investing activities:
Capital expenditures	(24,751)	(39,470)
Proceeds from the sale of property and equipment	443	4,841
Proceeds from sale of subsidiary	209	—
Purchase of subsidiaries, net of cash acquired	(2,110)	(457)

Net cash used in investing activities	(26,209)	(35,086)

Financing activities:
Net borrowings (payments) under line of credit agreements	(1,001)	(112,830)
Net proceeds (payments) under capital lease arrangements	(1,766)	(2,955)
Principal payments of debt	—	(49,233)
Proceeds from debt	—	170,905
Proceeds from stock options exercised	1,165	575
Payment of debt issue costs	—	(11,150)

Net cash (used in) provided by financing activities	(1,602)	(4,688)

Effect of exchange rates	2,998	3,591

Net (decrease) increase in cash and cash equivalents	(14,674)	31,297
Cash and cash equivalents, beginning of period	112,790	81,493

Cash and cash equivalents, end of period	$98,116	$112,790

Danka Business Systems PLC

Adjusted operating earnings (loss) for the three and twelve months ended March 31, 2005 and 2004

(In Thousands)

(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	March 31, 2005	March 31, 2004	March 31, 2005	March 31, 2004
Operating earnings (loss)	$(132,258)	$(29,895)	$(122,627)	$(34,550)

Restructuring charges	12,679	30,547	10,220	50,000

Impairment charges	70,854	—	70,854	—

Adjusted operating earnings	$(48,725)	$652	$(41,553)	$15,450

Danka Business Systems PLC Free cash flow for the three and twelve months ended March 31, 2005 and 2004 (In Thousands) (Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	March 31, 2005	March 31, 2004	March 31, 2005	March 31, 2004
Net cash provided by operating activities	$17,119	$15,207	$10,139	$67,480
Capital expenditures	(8,459)	(3,598)	(24,751)	(39,470)
Purchase of subsidiary	—	(457)	(2,110)	(457)
Proceeds from sale of subsidiary	—	—	209	—
Proceeds from the sale of property and equipment	130	4,135	443	4,841

Free cash flow	$8,790	$15,287	$(16,070)	$32,394

Danka Business Systems PLC

Net Debt as of March 31, 2005 and March 31, 2004

(In Thousands)

(Unaudited)

	March 31, 2005	March 31, 2004
Current maturities of long-term debt and notes payable	$2,396	$3,212
Long-term debt and notes payable	239,406	240,761
Less: Cash and cash equivalents	(98,116)	(112,790)

Net Debt	$143,686	$131,183